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                                                                   EXHIBIT 23.1

               2 Cornwall Street             Tel +44 (0) 121 232 3000
               Birmingham                    Fax +44 (0) 121 232 3173
               B3 2DL                        DX 709850 Birmingham 26
               United Kingdom



The Board of Directors
CAM Designs Inc.
Birmingham Road
Allesley                                                     Our Ref: mjs/5/cab
Coventry
CV5 9QE

24 April 1998


Dear Sirs

We consent to incorporation by reference in the registration statement (No.
333-   ) on Form S-3 of CAM Designs Inc. of our report dated 12 September 1997, relating to the consolidated balance sheets of CAM Designs Inc. and subsidiaries as of May 31, 1997, and 1996, and the related consolidated statements of earnings, retained earnings, and cash flows for each of the years in the two-year period ended May 31, 1997, which report appears in the May 31, 1997, annual report on Form 10-K of CAM Designs Inc.

Yours faithfully

/s/ KPMG
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    KPMG

Birmingham
England